UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Alphatec Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On June 30, 2009, Alphatec Holdings, Inc. (the “Issuer”) and the Issuer’s wholly owned subsidiary, Alphatec Spine, Inc. (“Alphatec Spine”), entered into a Cross License Agreement (the “License Agreement”) with International Spinal Innovations, LLC (“ISI”) that provides Alphatec Spine with a worldwide license to develop and commercialize ISI’s proprietary intellectual property related to a stand-alone anterior lumbar interbody fusion device (an “ALIF Device”).

The financial terms of the License Agreement include: (1) an issuance of 260,000 shares of the Issuer’s common stock following the execution of the License Agreement; (2) sales milestone payments in cash; and (3) a royalty payment based on net sales of licensed products with minimum annual royalties beginning in the second year after the first commercial sale of a licensed product.

Pursuant to the License Agreement, Alphatec Spine licensed certain of its technology related to an ALIF Device to ISI. In addition, ISI has the ability to terminate the License Agreement if Alphatec Spine has not made its first commercial sale of a licensed product within an allotted time period; provided that Alphatec Spine has the right to delay such termination in exchange for making certain payments to ISI.

The term of the License Agreement is until the expiration of all valid patent claims of the intellectual property licensed from ISI. Alphatec Spine has the right to terminate the License Agreement for convenience upon 90 days prior written notice to ISI. Each party has the right to terminate the License Agreement for material uncured breach by the other party. Upon certain terminations of the License Agreement, ISI may retain the intellectual property licensed from Alphatec Spine in exchange for making certain payments to Alphatec Spine.

Pursuant to the License Agreement, the Issuer is obligated to issue 260,000 shares of the Issuer’s common stock (the “License Agreement Common Stock”) to ISI. The issuance date of such common stock is June 30, 2009. The obligation to issue the License Agreement Common Stock pursuant to the License Agreement was made pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, in that (a) the investor is reasonably believed to have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (b) the investor was provided with required information and an opportunity to obtain additional information a reasonable period of time prior to the transaction, (c) the investor was advised of the limitations on resale of the License Agreement Common Stock, (d) the investor represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and (e) appropriate legends will be affixed to the instruments issued in the transactions.

A copy of the License Agreement will be filed with the Issuer’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and the foregoing descriptions are subject in all respects to the actual terms of the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings, Inc.

By:	/s/ Ebun S. Garner, Esq.
Name:	Ebun S. Garner, Esq.
Title:	General Counsel and Vice President

Date: July 7, 2009

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